Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-107010) and Form S-8 (Nos. 333-52277 and 333-56571) of Progenics Pharmaceuticals, Inc. of our report dated February 14, 2003, except for Notes 1 and 3, as to which the date is March 28, 2003, relating to the financial statements of PSMA Development Company, L.L.C., which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

New York, New York
October 20, 2003